EXHIBIT 23.3

                             [PENNIE & EDMONDS LLP]


                                  July 25, 2000


Mr. Joseph J. Day, Jr.
Senior Vice President
Planning and Business Development
Celgene Corporation
7 Powder Horn Drive
Warren, NJ 07059


     Re: S-4 Registration Statement


Dear Mr. Day:


         We consent to the following reference to our firm under the heading "Experts" in the S-4 Registration Statement ("Prospectus"):


            --The statements in this Prospectus that relate to thalidomide U.S. patent rights licensed from The Rockefeller University and EntreMed/Children's Medical Center Corporation under the caption "Risk Factors--The combined company may not be able to protect its intellectual property" have been reviewed and approved by Pennie & Edmonds LLP as special patent counsel to Celgene Corporation for these matters, and are included herein in reliance upon their review and approval as experts in the United State Patent Law.--


                                        Very truly yours,


                                        /s/ Pennie & Edmonds LLP


                                        Pennie & Edmonds LLP